    As filed with the Securities and Exchange Commission on May 28, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                            L. A. T SPORTSWEAR, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Georgia                                                58-1724902
- -------------------------------                          -----------------------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               1200 Airport Road
                           Ball Ground, Georgia 30107
                    ----------------------------------------
                    (Address of principal executive offices)

                          1993 EMPLOYEE INCENTIVE PLAN
                          ----------------------------
                            (Full Title of the Plan)

                               Isador E. Mitzner
                               1200 Airport Road
                           Ball Ground, Georgia 30107
                                 (770) 479-1877
                 ----------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                       -------------------------------

                              Copies Requested to:

                           Arthur Jay Schwartz, Esq.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2620

                       -------------------------------

                       CALCULATION OF REGISTRATION FEE

=====================================================================================================================
  Title of                                       Proposed                  Proposed
 Securities                  Amount              Maximum                   Maximum                  Amount of
    to be                    to be             Offering Price              Aggregate              Registration
 Registered                Registered          Per Share (1)           Offering Price (1)              Fee
- -----------                ----------          --------------          ------------------         -------------
Options and
underlying shares          475,000                $2.38                  $1,130,500                   $389.83
of Common Stock            Shares

_____________________________________________________________________________________________________________________


(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 22, 1996.
=====================================================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

         (c) the Company's Registration Statement on Form 8-A, as declared effective by the Securities and Exchange Commission on January 25, 1994, to register the Company's Common Stock, without par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         No response is required to this item.

Item 6.  Indemnification of Officers and Directors.

         As provided under Georgia law, the Company's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

         Article VI of the Company's Amended and Restated Bylaws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

         The Company's Amended and Restated Bylaws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, officer, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors,
(b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Amended and Restated Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 7.  Exemption From Registration Claimed.

         No response to this Item is required.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement.

         Exhibit
         Number                Description of Exhibit
         -------               ----------------------
          4.1           -      Registrant's 1993 Employee Incentive Plan (as amended).

          4.2           -      Form of Incentive Stock Option Agreement.

          5.1           -      Opinion of Smith, Gambrell & Russell.

         23.1           -      Consent of Deloitte & Touche LLP.

         23.2           -      Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

         24.1           -      Power-of-Attorney of J. David Keller

         24.2           -      Power-of-Attorney of Kenneth L. Bernhardt.

         24.3           -      Power-of-Attorney of Nathan Koenigsberg.

         24.4           -      Power-of-Attorney of Irwin Lowenstein.

         24.5           -      Power-of-Attorney of A Gordon Tunstall.

         Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 23rd day of May, 1996.

                            L.A. T SPORTSWEAR, INC.


                            By:  /s/ Isador E. Mitzner
                                 -----------------------------------------
                                 Isador E. Mitzner
                                 Chairman of the Board and Chief Executive
                                 Officer
                                 (Principal Executive Officer)


                            By:  /s/ David L. Shelton
                                 ------------------------------------------
                                 David L. Shelton
                                 Vice President, Chief Financial Officer and
                                 Treasurer
                                 (Principal Financial and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                             Title                                    Date
               ---------                             -----                                    ----
/s/ Isador E. Mitzner                                Chairman of the Board and                May 23, 1996
- --------------------------------------               Chief Executive Officer
    Isador E. Mitzner



                    *                                President, Secretary
- --------------------------------------               and Director
    J. David Keller                                                                           May 23, 1996



                    *                                Director                                 May 23, 1996
- --------------------------------------
    Kenneth L. Bernhardt



                    *                                Director                                 May 23, 1996
- --------------------------------------
    Nathan Koenigsberg

                      [signatures continued on next page]

               Signature                             Title                                    Date
               ---------                             -----                                    ----
                    *                                Director                                 May 23, 1996
- --------------------------------------
    Irwin Lowenstein



                    *                                Director                                 May 23, 1996
- --------------------------------------
    A Gordon Tunstall



* By: /s/ Isador E. Mitzner
      ---------------------------------------
      Isador E. Mitzner, pursuant to a
      power-of-attorney filed as an
      exhibit to this Registration Statement


                                 EXHIBIT INDEX

     Exhibit
     Number                              Description of Exhibit
     ------                              ----------------------
       4.1                      Registrant's 1993 Employee Incentive Plan
                                (as amended)

       4.2                      Form of Incentive Stock Option Agreement

       5.1                      Opinion of Smith, Gambrell & Russell

      23.1                      Consent of Deloitte & Touche LLP

      24.1                      Power-of-Attorney of J. David Keller

      24.2                      Power-of-Attorney of Kenneth L. Bernhardt

      24.3                      Power-of-Attorney of Nathan Koenigsberg

      24.4                      Power-of-Attorney of Irwin Lowenstein

      24.5                      Power-of-Attorney of A Gordon Tunstall